EXHIBIT 16.1

RBSM LLP

101 Larkspur Landing Circle, Suite 321

LARKSPUR, CA 94939

May 12, 2017

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of The Pulse Beverage Corporation (the “Company”) Form 8-K dated March 12, 2017, and are in agreement with the statements relating only to RBSM LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein

Very truly yours,

/s/ RBSM LLP